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                                                                     EXHIBIT (J)

INDEPENDENT AUDITORS' CONSENT

Pacific Select Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 33-13954 on Form N-1A of our report dated February 6, 2001 appearing in the Annual Report of the portfolios comprising the Pacific Select Fund as of and for the respective periods ended December 31, 2000 and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa  Mesa, California
April 26, 2001